Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2015 Results

-- SaaS and license revenue of $38.7 million for the fourth quarter and $140.9 million for the full year--
--Total revenue of $56.9 million for the fourth quarter and $208.9 million for the full year --
-- Adjusted EBITDA1 of $9.7 million for the fourth quarter and $34.3 million for the full year --
-- Company introduces 2016 first quarter and full year outlook --

TYSONS, Va., February 25, 2016 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform solution for interactive security and the connected home, today reported financial results for the fourth quarter and full year ended December 31, 2015. The company also introduced its financial outlook for the 2016 first quarter and full year.

“Our 2015 fourth quarter and full year results demonstrated nice momentum which positions us well for 2016,” said Steve Trundle, President and CEO of Alarm.com. “We led with innovation, and our service provider partners continued to see strong demand for the interactive services we enable in North America and increasingly abroad.”

Fourth Quarter 2015 Results

•	SaaS and license revenue increased 25% to $38.7 million for the fourth quarter of 2015 compared to $30.9 million for the fourth quarter of 2014.

•	Total revenue increased 25% to $56.9 million for the fourth quarter of 2015 compared to $45.6 million for the fourth quarter of 2014.

•	Net income was $3.3 million for the fourth quarter of 2015 compared to $4.5 million for the fourth quarter of 2014.

•	Adjusted EBITDA[1] increased to $9.7 million for the fourth quarter of 2015 compared to $9.2 million for the fourth quarter of 2014.

•
Net income attributable to common stockholders increased to $3.3 million for the fourth quarter of 2015, or $0.07 per diluted share, compared to $0.2 million, or $0.05 per diluted share, for the fourth quarter of 2014.

•	Non-GAAP adjusted net income[1] increased to $6.6 million for the fourth quarter of 2015 compared to $5.7 million for the fourth quarter of 2014.

•
Non-GAAP adjusted net income attributable to common stockholders[1] increased to $6.5 million for the fourth quarter of 2015, or $0.14 per diluted share, compared to $1.4 million, or $0.34 per diluted share, for the fourth quarter of 2014.

Full Year 2015 Results

•	SaaS and license revenue increased 26% to $140.9 million for the full year 2015 compared to $111.5 million for the full year 2014.

•	Total revenue increased 25% to $208.9 million for the full year 2015 compared to $167.3 million for the full year 2014.

•	Net income was $11.8 million for the full year 2015 compared to $13.5 million for the full year 2014.

•	Adjusted EBITDA increased to $34.3 million for the full year 2015 compared to $28.3 million for the full year 2014.

•
Net loss attributable to common stockholders was $7.2 million for the full year 2015, or $0.30 per diluted share, compared to net income attributable to common stockholders of $0.6 million, or $0.14 per diluted share, for the full year 2014.

•	Non-GAAP adjusted net income increased to $20.6 million for the full year 2015 compared to $17.2 million for the full year 2014.

•
Non-GAAP adjusted net income attributable to common stockholders increased to $7.1 million for the full year 2015, or $0.27 per diluted share, compared to $4.3 million, or $1.10 per diluted share, for the full year 2014.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $128.4 million as of December 31, 2015 compared to $42.6 million as of December 31, 2014.

•	For the year ended December 31, 2015, cash flows from operations increased to $27.1 million from $15.6 million for the year ended December 31, 2014.

Recent Business Highlights

•
Network Milestones: The company’s ability to reliably operate at scale differentiates Alarm.com as a proven leader in the space. In 2015, Alarm.com surpassed one billion all-time central station events. This includes delivering critical alarm signals and voice communication sessions between the central station and the property owner during an emergency.

•
Extended Preferred Technology Partnership with Monitronics: Alarm.com will continue to be the primary supplier of smart home technology and connected security services to Monitronics and its more than 600 authorized dealers.

•
Launched Smart Home Security Solution from Spark: Alarm.com announced its partnership with Spark, New Zealand's largest telecommunications provider, to introduce a new smart home security solution. The solution positions Spark as the first telecommunications provider to bring smart home technology to the New Zealand market.

•	Expanded Base of Service Providers: By the end of 2015, Alarm.com’s base of service provider partners grew to more than 6,000 active authorized dealers.

•
Launched Temperature Sensing: In November, the company launched room-by-room temperature sensing for the Alarm.com Smart Thermostat. With small temperature sensors placed around the home, property owners can now control the temperature based on the rooms and places where they spend time - not just where the thermostat happens to be. Through the Alarm.com mobile app, subscribers can create custom automation schedules that maximize both comfort and efficiency.

•
Announced Smart Home Voice Control through Amazon Echo: Alarm.com announced smart home voice control for lighting and smart thermostats through Amazon Echo. Alarm.com users will be able to control the lighting and temperature in their smart home with the hands-free convenience of voice commands.  With Amazon Echo and the Amazon cloud-based voice service Alexa, a simple spoken command, such as "Alexa, turn on the living room lights," triggers connected devices in the home.

•
Introduced Alarm.com App for Apple TV: The Alarm.com app for Apple TV allows users to watch live feeds from video cameras around their property in real-time HD, using Apple TV's intuitive tvOS interface and remote control.

Financial Outlook

Alarm.com is introducing its outlook for the first quarter and full year 2016.

For the first quarter of 2016:

•	SaaS and license revenue is expected to be approximately $39.3 million to $39.5 million.

For the full year 2016:

•	SaaS and license revenue is expected to be approximately $169.0 million to $169.5 million.

•	Total revenue is expected to be approximately $236.0 million to $239.5 million, which includes anticipated hardware and other revenue for the year in the range of $67.0 million to $70.0 million.

•	Adjusted EBITDA is expected to be approximately $40.0 million to $42.0 million.

•	Non-GAAP adjusted net income is expected to be approximately $22.2 million to $23.3 million.

•	Based on an expected 48.3 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be approximately $0.46 to $0.48 per diluted share.

Conference Call and Webcast Information

Alarm.com’s fourth quarter and full year results conference call and webcast is scheduled to begin at 4:30 p.m. ET on February 25, 2016. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through March 3, 2016 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 35592448. Alarm.com will also offer a live and archived webcast of the conference call accessible via the company’s Investor Relations website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.
Alarm.com is the leading platform solution for the connected home. Alarm.com makes connected home technology broadly accessible to millions of home and business owners. Our cloud-based services enable home and business owners to intelligently secure their properties and automate and control a broad array of connected devices through a single, intuitive user interface. Our interactive security, intelligent automation, video monitoring and energy management solutions are delivered through an established network of trusted service providers, who are experts at designing, selling, installing and supporting Alarm.com solutions.
1Non-GAAP Financial Measures

To supplement our unaudited consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA; non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share, and non-GAAP weighted average fully diluted common shares outstanding. We have included non-GAAP measures in this press release because they are key measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating Alarm.com’s results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of Adjusted EBITDA  and Adjusted Net Income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.

We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Alarm.com excludes one or more of the following items from non-GAAP financial measures:

Dividends paid to participating securities and income allocated to participating securities. Dividends paid to participating securities relate to $19.0 million of the $20.0 million June 2015 cash dividends paid in June 2015 to our preferred stockholders at the rate of (1) $0.36368 per share of Series A preferred stock and (2) $0.72736 per share of Series B preferred stock and Series B-1 preferred stock. We are excluding these dividends and income allocated to participating securities to improve the comparability of our results from period to period. Immediately prior to the completion of our offering on July 1, 2015, all of our outstanding shares of preferred stock converted into an aggregate of 35,017,884 shares of our common stock and, in future periods, all of our net income will be available to common stockholders.

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Included in the twelve months ended December 31, 2015 stock-based compensation expense is $0.8 million related to the repurchase of an employee’s stock awards. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude litigation expense because we do not consider legal costs incurred in intellectual property litigation to be indicative of our core operating performance.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles for our non-GAAP financial measures because we do not consider amortization when we evaluate our on-going business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of Alarm.com’s performance to other companies in our industry as other companies may be more or less acquisitive than Alarm.com and therefore amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We exclude interest expense because we do not consider it part of our ongoing results of operations.

Other (expense) / income, net: We exclude other (expense) / income, net because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the company’s future financial performance for the first quarter and full-year 2016. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: our ability to retain service providers and subscribers and grow sales, our ability to manage our growth and execute on our business strategies, the effects of increased competition and evolving technologies, our ability to integrate acquired assets and businesses, consumer demand for interactive security and home automation services, the reliability of our network operations centers, our reliance on our service provider network to attract new customers and retain existing customers, the reliability of our hardware and wireless network suppliers, future financial prospects, as well as, other risks and uncertainties discussed in the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2015 and other filings the company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the company’s views as of the date hereof. The company anticipates that subsequent events and developments may cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com
212.871.3953

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

Alarm.com Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$128,358	$42,572
Accounts receivable, net	21,348	17,259
Inventory	6,474	6,852
Other current assets	4,870	1,919
Total current assets	161,050	68,602
Property and equipment, net	15,446	8,130
Intangible assets, net	6,318	5,092
Goodwill	24,723	21,374
Deferred tax assets	11,915	8,363
Other assets	6,643	9,371
Total Assets	$226,095	$120,932
Liabilities, redeemable convertible preferred stock and stockholders’ equity / (deficit)
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$19,276	$15,233
Accrued compensation	7,514	5,816
Deferred revenue	2,289	1,699
Total current liabilities	29,079	22,748
Deferred revenue	9,701	9,202
Long-term debt	6,700	6,700
Other liabilities	10,484	1,670
Total Liabilities	55,964	40,320
Redeemable convertible preferred stock
Series B redeemable convertible preferred stock, $0.001 par value, 0 and 1,809,685 shares authorized; 0 and 1,809,685 shares issued and outstanding as of December 31, 2015 and 2014, liquidation preference of $0 and $191,132 as of December 31, 2015 and 2014.	—	136,523
Series B-1 redeemable convertible preferred stock, $0.001 par value, 0 and 1,669,680 shares authorized; 0 and 82,934 shares issued and outstanding as of December 31, 2015 and 2014, liquidation preference of $0 and $8,759 as of December 31, 2015 and 2014.	—	6,265
Series A redeemable convertible preferred stock, $0.001 par value, 0 and 3,511,725 shares authorized; 0 and 1,998,257 shares issued and outstanding as of December 31, 2015 and 2014, liquidation preference of $0 and $24,309 as of December 31, 2015 and 2014.	—	59,668
Stockholders’ equity / (deficit)
Preferred stock, $0.001 par value, 10,000,000 and 0 shares authorized; 0 shares issued and outstanding as of December 31, 2015 and 2014.	—	—
Common stock, $0.01 par value, 300,000,000 and 100,000,000 shares authorized; 45,581,662 and 2,823,816 shares issued; and 45,485,294 and 2,614,444 shares outstanding as of December 31, 2015 and 2014.	455	26
Additional paid-in capital	297,781	7,168
Treasury stock (35,523 shares at cost of $1.20 per share)	(42)	(42)
Accumulated other comprehensive income	—	—
Accumulated deficit	(128,063)	(128,996)
Total Stockholders’ Equity / (Deficit)	170,131	(121,844)
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity / (Deficit)	$226,095	$120,932

Alarm.com Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014	2013
Revenue:
SaaS and license revenue	$38,689	$30,863	$140,936	$111,515	$82,620
Hardware and other revenue	18,232	14,688	67,952	55,797	47,602
Total revenue	56,921	45,551	208,888	167,312	130,222
Cost of revenue:
Cost of SaaS and license revenue	6,628	6,328	25,722	23,007	16,476
Cost of hardware and other revenue	13,481	11,279	51,652	44,172	38,482
Total cost of revenue	20,109	17,607	77,374	67,179	54,958
Operating expenses:
Sales and marketing	7,835	5,963	32,240	25,836	21,467
General and administrative	9,477	6,938	35,473	26,113	29,928
Research and development	13,335	6,725	40,002	23,193	13,085
Amortization and depreciation	1,438	1,277	5,808	3,991	3,360
Total operating expenses	32,085	20,903	113,523	79,133	67,840
Operating income	4,727	7,041	17,991	21,000	7,424
Interest expense	(50)	(43)	(178)	(196)	(269)
Other (expense) / income, net	(286)	(415)	(348)	(485)	57
Income before income taxes	4,391	6,583	17,465	20,319	7,212
Provision for income taxes	1,116	2,097	5,697	6,817	2,688
Net income	3,275	4,486	11,768	13,502	4,524
Dividends paid to participating securities	—	—	(18,987)	—	—
Income allocated to participating securities	(8)	(4,284)	—	(12,939)	(4,402)
Net income / (loss) attributable to common stockholders	$3,267	$202	$(7,219)	$563	$122

Per share information attributable to common stockholders:
Net income / (loss) per share:
Basic	$0.07	$0.08	$(0.30)	$0.25	$0.08
Diluted	$0.07	$0.05	$(0.30)	$0.14	$0.04
Weighted average common shares outstanding:
Basic	45,468,451	2,470,852	24,108,362	2,276,694	1,443,469
Diluted	47,353,327	4,123,312	24,108,362	3,890,121	2,795,345
Cash dividends declared per share	$—	$—	$0.36	$—	$—

Stock-based compensation expense included in operating expenses:
Sales and marketing	$112	$103	$372	$338	$102
General and administrative	180	466	2,486	1,862	495
Research and development	377	333	1,266	1,067	244
Total stock-based compensation expense	$669	$902	$4,124	$3,267	$841

Alarm.com Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Year Ended December 31,
Cash flows from operating activities:	2015	2014	2013
Net income	$11,768	$13,502	$4,524
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	276	1,371	592
Reserve for product returns	1,559	1,863	1,781
Amortization on patents	391	201	201
Amortization and depreciation	5,808	3,991	3,360
Amortization of debt issuance costs	108	70	—
Deferred income taxes	(3,552)	(1,735)	(2,164)
Change in fair value of contingent liability	(470)	—	—
Undistributed losses from equity investees	681	514	112
Stock-based compensation	3,347	3,267	841
Impairment of cost method investment	—	200	—
Goodwill and intangible asset impairment	—	—	11,266
Gain on release of contingent liability	—	—	(5,820)
Other, net	—	129	330
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(5,910)	(3,898)	(8,678)
Inventory	378	(4,334)	(1,412)
Other assets	(2,725)	(1,136)	(1,038)
Accounts payable, accrued expenses and other current liabilities	5,966	444	5,169
Deferred revenue	1,081	1,234	1,618
Other liabilities	8,431	(48)	(28)
Cash flows from operating activities	27,137	15,635	10,654
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(6,049)	(3,186)	(8,148)
Additions to property and equipment	(10,347)	(6,892)	(2,275)
Investment in cost and equity method investees	(247)	—	(4,516)
Distribution from cost method investee	—	2,545	—
Issuances of notes receivable	(406)	(755)	(1,492)
Purchases of licenses to patents	(1,000)	—	—
Purchases of marketable securities	—	—	(2,000)
Disposition of marketable securities	—	2,000	—
Cash flows used in investing activities	(18,049)	(6,288)	(18,431)
Cash flows from / (used in) financing activities:
Proceeds from issuance of common stock from initial public offering, net of underwriting discount and commission	97,976	—	—
Proceeds from issuance of debt, net of debt issuance costs	—	6,376	—
Repayments of term loan	—	(7,500)	(1,500)
Dividends paid to common stockholders	(1,013)	—	—
Dividends paid to employees for unvested shares	(57)	—	—
Dividends paid to redeemable convertible preferred stockholders	(18,930)	—	—
Payments of offering costs	(2,632)	(2,399)	—
Repurchases of common stock	(1)	(7)	(5)
Proceeds from early exercise of stock-based awards	129	1,548	—
Issuances of common stock from equity based plans	344	554	785
Tax windfall benefit from stock-based awards	882	1,070	160
Cash flows from / (used in) financing activities	76,698	(358)	(560)
Net increase / (decrease) in cash and cash equivalents	85,786	8,989	(8,337)
Cash and cash equivalents at beginning of the period	42,572	33,583	41,920
Cash and cash equivalents at end of the period	$128,358	$42,572	$33,583

Alarm.com Holdings, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014	2013
Adjusted EBITDA
Net income	$3,275	$4,486	$11,768	$13,502	$4,524
Adjustments:
Interest expense and other (expense) / income, net	336	458	526	681	212
Income tax expense	1,116	2,097	5,697	6,817	2,688
Amortization and depreciation	1,438	1,277	5,808	3,991	3,360
Stock-based compensation expense	669	902	4,124	3,267	841
Goodwill and intangible asset impairment	—	—	—	—	11,266
Release of acquisition related contingent liability	—	—	—	—	(5,820)
Litigation expense	2,834	—	6,347	63	11,188
Total adjustments	6,393	4,734	22,502	14,819	23,735
Adjusted EBITDA	$9,668	$9,220	$34,270	$28,321	$28,259

Adjusted net income:
Net income, as reported	$3,275	$4,486	$11,768	$13,502	$4,524
Adjustments:[2]
Interest expense and other (expense) / income, net	251	312	354	453	133
Amortization expense	418	273	1,449	1,042	1,320
Stock-based compensation expense	499	615	2,779	2,171	528
Goodwill and intangible asset impairment	—	—	—	—	7,067
Release of acquisition related contingent liability	—	—	—	—	(3,651)
Litigation expense	2,114	—	4,277	42	7,018
Non-GAAP adjusted net income	$6,557	$5,686	$20,627	$17,210	$16,939

2 Adjustments are tax effected at the effective tax rate, 25.4% and 31.9% for the three months ended December 31, 2015 and 2014 and 32.6%, 33.5% and 37.3% for the years ended December 31, 2015, 2014 and 2013.

Alarm.com Holdings, Inc.
Reconciliation of Non-GAAP Measures - continued
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014	2013
Adjusted net income attributable to common stockholders:
Net income / (loss) attributable to common stockholders, as reported	$3,267	$202	$(7,219)	$563	$122
Adjustments:[2]
Dividends paid to participating securities	—	—	18,987	—	—
Interest expense / other (expense) / income, net	251	312	354	453	133
Amortization expense	418	273	1,449	1,042	1,320
Stock-based compensation expense	499	615	2,779	2,171	528
Goodwill and intangible asset impairment	—	—	—	—	7,067
Release of acquisition related contingent liability	—	—	—	—	(3,651)
Litigation expense	2,114	—	4,277	42	7,018
Less: income allocated to participating securities	—	—	(13,511)	—	—
Non-GAAP adjusted net income attributable to common stockholders	$6,549	$1,402	$7,116	$4,271	$12,537

Adjusted net income per share:
Net income / (loss) per share - basic, as reported	$0.07	$0.08	$(0.30)	$0.25	$0.08
Adjustments:[2]
Dividends paid to participating securities	—	—	0.79	—	—
Interest expense / other (expense) income, net	0.01	0.13	0.01	0.20	0.09
Amortization expense	0.01	0.11	0.06	0.46	0.91
Stock-based compensation expense	0.01	0.25	0.12	0.95	0.37
Goodwill and intangible asset impairment	—	—	—	—	4.90
Release of acquisition related contingent liability	—	—	—	—	(2.53)
Litigation expense	0.05	—	0.18	0.02	4.86
Less: income allocated to participating securities	—	—	(0.56)	—	—
Non-GAAP adjusted net income per share - basic	$0.15	$0.57	$0.30	$1.88	$8.68

Non-GAAP adjusted net income per share - diluted	$0.14	$0.34	$0.27	$1.10	$4.48

Weighted average common shares outstanding:
Basic, as reported	45,468,451	2,470,852	24,108,362	2,276,694	1,443,469

Diluted, as reported	47,353,327	4,123,312	24,108,362	3,890,121	2,795,345
Dilutive shares	—	—	1,770,412	—	—
Non-GAAP weighted average common shares outstanding - diluted	47,353,327	4,123,312	25,878,774	3,890,121	2,795,345

2 Adjustments are tax effected at the effective tax rate, 25.4% and 31.9% for the three months ended December 31, 2015 and 2014 and 32.6%, 33.5% and 37.3% for the years ended December 31, 2015, 2014 and 2013.